Exhibit 99.1

For Immediate Release
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces Date of 2026 Annual Meeting of Shareholders

WEST PALM BEACH, Fla., February 20, 2026 - Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium-branded select-service hotels (“Chatham” or the “Company”), today announced that its Board of Trustees (the “Board”) has set the date for the Company’s 2026 annual meeting of shareholders for May 12, 2026 at 10:00 a.m. EDT. The meeting will be held at the Company’s corporate offices located at 222 Lakeview Avenue, Suite 200, West Palm Beach, Fla., 33401.

The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting will be the close of business on March 16, 2026 .

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in premium-branded extended-stay and select-service hotels. The company owns 33 hotels totaling 5,021 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.